Exhibit 10.7.4
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN
OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT
WITH THE SECURITIES AND EXCHANGE COMMISSION.
[LETTERHEAD OF NORSKECANADA]
June 27, 2005
Western Forest Products Inc.
3rd Floor, 435 Trunk Road
Duncan, British Columbia
V9L 2P9

Attention:	Mr. John Dalton
General Manager, Log Supply
Dear John:
Amended Chip Supply Arrangement
We refer to our letter of February 1, 2005 and Schedule of Revised Terms attached to that letter regarding changes to the Chip, Sawdust and Hog Fuel Supply Agreements originally between British Columbia Forest Products Limited and Doman Industries Limited now between NorskeCanada and Western Forest Products Inc. (“Western”).
NorskeCanada is currently entitled to an annual commitment of Chips produced at Western’s Ladysmith, Cowichan Bay and Western Lumber sawmills (Saltair and Nanaimo) as set out in the Schedule of Revised Terms. In addition NorskeCanada has the first right to purchase all other chips (“Surplus Chips”) produced by Western’s Ladysmith, Cowichan Bay, Duke Point, Vancouver and Western Lumber (Saltair and Nanaimo) mills that are surplus to the needs of the Woodfibre Pulp Mill as set out in the fifth bullet point in the Chip and Sawlog Agreement portion of the Schedule of Revised Terms.
We understand that Western may wish to have the right to those Surplus Chips. In order for that to occur we agree to the following further amendments to the terms and conditions of the September 8, 1980 Chip and Sawlog Agreement (as amended to the date of this letter):
1.	the volume of Chips to be sold to NorskeCanada by Western for the period from July 29, 2005 to December 31, 2005 will be (***) Volumetric Units (i.e. based on an annual commitment of (***) Volumetric Units for that five month period);

2.	should Western give notice to NorskeCanada by December 31, 2005 that Western wishes to terminate NorskeCanada’s right to any Chips in excess of the annual commitment of (***) Volumetric Units, then:
(a)	as of the date of receipt of Western’s notice, NorskeCanada will cease to have the first right to purchase the Surplus Chips; and
(b)	the annual commitment of Chips to be sold to NorskeCanada by Western will continue at (***) Volumetric Units per year for the balance of the Term; and
3.	otherwise, the annual commitment of Chips to be sold to NorskeCanada for the period from January 1, 2006 to July 28, 2006 will be (***) Volumetric Units (i.e. based on an annual commitment of (***) Volumetric Units for that 7 month period), (***) Volumetric Units per year for each of the next two years after July 28, 2006 and (***) Volumetric Units per year for the balance of the Term.
Capitalized terms used but not defined in this letter and defined in the Chip and Sawlog Agreement have the meanings specified in that agreement. The Chip and Sawlog Agreement, as amended to the date of this letter and as further amended by this letter, remains in full force and effect.
If the above is acceptable, please acknowledge your agreement with the above by signing and returning the enclosed copy of this letter to us.
Yours very truly,
NORSKE SKOG CANADA LIMITED
as managing partner for and on behalf of
NORSKECANADA

Per:

Brian Nordman
Vice-President, Fibre Supply
Confirmed and agreed this                      day of June, 2005

WESTERN FOREST PRODUCTS INC.

Per: